July 20, 2010
CONFIDENTIAL

Roth Capital Partners, LLC
24 Corporate Plaza
Newport Beach, CA 92660

Ladies and Gentlemen:

This letter (the “Agreement”) constitutes the agreement between Roth Capital Partners, LLC (in such capacity, “Roth” or the “Placement Agent”) and PharmAthene, Inc. (the “Company”) that Roth shall serve, on a “best efforts” basis, as the exclusive placement agent for the Company in connection with the proposed public offering placement (the “Placement”) of registered securities of the Company, consisting of shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and warrants (the “Warrants”) to purchase shares of the Company’s Common Stock.  The terms of such Placement and the Securities shall be mutually agreed upon by the Company and the purchasers (each a “Purchaser” and, collectively, the “Purchasers”), and nothing herein constitutes an agreement of the parties that Roth would have the power or authority to bind the Company or any Purchaser or an obligation for the Company to issue any Securities or complete the Placement.  The shares of Common Stock issuable upon exercise of the Warrants are hereinafter referred to as the “Warrant Shares” and the Shares, the Warrants and the Warrant Shares are hereinafter referred to as the “Securities.”  The sale of the Securities shall be made pursuant to securities purchase agreement in the form included as Exhibit A hereto (the “Purchase Agreement”), on the terms described on Exhibit B hereto.  The Warrants shall be in substantially the form of Exhibit A to the Purchase Agreement.  The Securities are more fully described in the Prospectus Supplement (as defined below). This Agreement and the documents executed and delivered by the Company and the Purchasers in connection with the Placement shall be collectively referred to herein as the “Transaction Documents.”  The date of the closing of the Placement shall be referred to herein as the “Closing Date.”  The Company expressly acknowledges and agrees that Roth’s obligations hereunder are on a commercially reasonable best efforts basis only and that the execution of this Agreement neither constitutes a commitment by Roth to purchase the Securities nor ensures the successful placement of the Securities or any portion thereof.

SECTION 1.          COMPENSATION AND OTHER FEES.

As compensation for the services provided by Roth hereunder, the Company agrees as follows:

(A)         As compensation for services rendered, on the Closing Date the Company shall (i) pay to the Placement Agent by wire transfer of immediately available funds to an account or accounts designated by the Placement Agent, a cash fee (the “Placement Agent’s Fee”) equal to seven percent (7.0%) of the gross proceeds received by the Company from the sale of the Shares and Warrants on such Closing Date, less a financial advisory fee of $20,475 payable by the Company to Noble Financial Group, Inc.

(B)          The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or reimburse if paid by the Placement Agent all actual out-of-pocket costs and expenses incident to the performance of the obligations of the Company under this Agreement and in connection with the transactions contemplated hereby, including but not limited to costs and expenses of or relating to (i) the preparation, printing, filing, delivery and shipping of the Registration Statement and the Prospectus Supplement, and any amendment or supplement to any of the foregoing and the printing and furnishing of copies of each thereof to the Placement Agent and dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Securities including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Securities and the printing, delivery, and shipping of the certificates representing the Securities, (iii) the fees and expenses of any transfer agent or registrar for the Shares and Warrant Shares, (iv) the filing fees required to be paid by the Placement Agent or the Company with the Financial Industry Regulatory Authority (“FINRA”) (including all COBRADesk fees), (v) fees, disbursements and other charges of counsel to the Company (vi) listing fees, if any, for the listing or quotation of the Shares and Warrant Shares on the NYSE Amex, (vii) fees and disbursements of the Company’s auditor, and (viii) reasonable fees and disbursements of counsel to the Placement Agent. Notwithstanding the foregoing, the expenses of the Placement Agent (other than the filing fees set forth in clause (iv) above), including attorneys fees and expenses, which the Company shall be obligated to reimburse hereunder shall not exceed (x) $15,000 for all expenses other than attorneys fees and expenses and (y) $30,000 for the Placement Agent’s attorneys fees and expenses.  In no event shall the total compensation payable to the Placement Agent and any other FINRA member or independent broker-dealer (including any financial advisor) in connection with the sale of the Securities (including any expense reimbursement) exceed 8% of the gross proceeds received by the Company from the sale of the Securities.

SECTION 2.          REGISTRATION STATEMENT.

The Company represents and warrants to, and agrees with, the Placement Agent as follows:

(A)          The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Registration File No. 333-156997) under the Securities Act of 1933, as amended (the “Securities Act”), which became effective on February 12, 2009, for the registration under the Securities Act of the  Shares and Warrants.  At the time of such filing, the Company met the requirements of Form S-3 under the Securities Act.  Such registration statement meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complies with said rule.  The Company will file with the Commission, pursuant to Rule 424(b) under the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated under this Act, a supplement to the form of prospectus included in such registration statement relating to the placement of the  Shares and Warrants and the plan of distribution thereof and has advised the Placement Agent of all further information (financial and other) with respect to the Company required to be set forth therein.  Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Base Prospectus”; and the supplemented form of prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented), is hereinafter called the “Prospectus Supplement.”  Any reference in this Agreement to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”) pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this Agreement or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be; and any reference in this Agreement to the terms “amend,” “amendment” or “supplement,” with respect to the Registration Statement, the Base Prospectus or the Prospectus Supplement, shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference.  All references in this Agreement to financial statements and schedules and other information that is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Base Prospectus or the Prospectus Supplement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is, or is deemed to be, incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus Supplement, as the case may be.  No stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Company's knowledge, is threatened by the Commission.  For purposes of this Agreement,  “Time of Sale Prospectus” means the preliminary prospectus supplement used in connection with the Placement, including any documents incorporated by reference therein.

(B)          The Registration Statement (and any further documents to be filed in connection therewith by the Company with the Commission) contains all exhibits and schedules as required by the Securities Act.  The Registration Statement, at the time it became effective, complied in all material respects with the Securities Act and the applicable Rules and Regulations and did not—and, as amended or supplemented, if applicable, will not, as of the effective date of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any written statements or omissions made in reliance upon information furnished to the Company by Roth expressly for use therein.  The Base Prospectus, the Time of Sale Prospectus, if any, and the Prospectus Supplement, each as of its respective date, comply in all material respects with the Securities Act and the applicable Rules and Regulations.  Each of the Base Prospectus, the Time of Sale Prospectus, if any, and the Prospectus Supplement, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon written information furnished to the Company by Roth expressly for use therein.  The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, and none of such documents, when filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (with respect to Incorporated Documents incorporated by reference in the Base Prospectus or Prospectus Supplement), in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Base Prospectus, the Time of Sale Prospectus, if any, or Prospectus Supplement, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon written information furnished to the Company by Roth expressly for use therein.  No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof but prior to the date hereof that represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission.  There are no documents required to be filed with the Commission in connection with the Placement that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period.  There are no contracts or other documents required to be described in the Base Prospectus, the Time of Sale Prospectus, if any, or Prospectus Supplement, or to be filed as exhibits or schedules to the Registration Statement, that have not been described or filed as required.

 (C)         The Company has delivered, or will as promptly as practicable deliver, to the Placement Agent complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), the Base Prospectus, the Time of Sale Prospectus and the Prospectus Supplement, as amended or supplemented, in such quantities and at such places as the Placement Agent reasonably requests. Neither the Company nor any of its directors and officers has distributed, and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Shares and Warrants other than the Base Prospectus, the Time of Sale Prospectus, the Prospectus Supplement, the Registration Statement, copies of the documents incorporated by reference therein and any other materials permitted by the Securities Act.

SECTION 3.          REPRESENTATIONS AND WARRANTIES.

Except as set forth under the corresponding section of the Disclosure Schedules, which shall be deemed a part hereof, the Company hereby makes the representations and warranties set forth below to the Placement Agent.

(A)         Organization and Qualification.  All of the direct and indirect subsidiaries (individually, a “Subsidiary”) of the Company are set forth on Schedule 3(A).  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any “Liens” (which, for purposes of this Agreement, shall mean a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction), and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.  Each of the Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform, in any material respect and on a timely basis, its obligations under any Transaction Document (any of clauses (i), (ii) or (iii), a “Material Adverse Effect”, and no “Proceeding” (which, for purposes of this Agreement, shall mean any action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or, to the Company’s knowledge, threatened) has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

(B)          Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company, and no further action is required by the Company, the Company’s board of directors (the “Board of Directors”) or the Company’s stockholders in connection therewith other than in connection with the Required Approvals (as defined in subsection 3(D) below).  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(C)          No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the  Shares and Warrants and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, or conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(D)          Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind, including, without limitation, any Trading Market (as defined below) (collectively, “Persons”) in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than such filings as are required to be made under applicable federal and state securities laws (collectively, the “Required Approvals”).

(E)           Issuance of the Securities; Registration.  The Shares and Warrants are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents (i) the Shares will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company and (ii) the Warrants will be duly and validly issued, free and clear of all Liens imposed by the Company.  The Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.  The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to the Transaction Documents.  The issuance by the Company of the Securities has been registered under the Securities Act and all of the Securities, when issued in accordance with the Transaction Documents and the plan of distribution described in the Registration Statement, Base Prospectus and Time of Sale Prospectus, will be freely transferable and tradable by the Purchasers without restriction (other than any restrictions arising solely from an act or omission of a Purchaser).  The Registration Statement is effective and available for the issuance of the Securities thereunder, and the Company has not received any notice that the Commission has issued or intends to issue a stop order with respect to the Registration Statement or that the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so.  The “Plan of Distribution” section under the Registration Statement, as amended or supplemented by a post-effective amendment thereto or by the Base Prospectus and Time of Sale Prospectus, permits the issuance and sale of the Securities as contemplated hereunder.  Upon issuance of the Securities on the terms set forth in the Purchase Agreement, the Purchasers will have good and marketable title to such Securities and the Shares will be listed and authorized for trading on the “Trading Market” (which, for purposes of this Agreement, shall mean the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the NYSE Amex, the New York Stock Exchange, the Nasdaq National Market or the OTC Bulletin Board).

(F)           Capitalization.  The capitalization of the Company is as set forth on Schedule 3(F).  The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plan and pursuant to the conversion or exercise of securities exercisable, exchangeable or convertible into Common Stock (“Common Stock Equivalents”).  No Person has any right of first refusal, preemptive right, right of participation or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as described in the Company’s SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents, other than as a result of the purchase and sale of the  Shares and Warrants.  The issuance and sale of the  Shares and Warrants will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.  All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable.   No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders that are not described in the SEC Reports.

(G)           SEC Reports; Financial Statements.  The Company has complied in all material respects with requirements to file all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except to the extent that unaudited financial statements may not contain all footnotes required by GAAP, and such statements fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(H)          Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited financial statements included the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had, or that could reasonably be expected to result in, a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or “Affiliate” (defined as any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act), except pursuant to existing Company stock option plans.  As of the date hereof, the Company does not have pending before the Commission any request for confidential treatment of information.  Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3(H), no event, liability or development has occurred or exists, with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed at least one Trading Day (defined as a day on which the applicable Trading Market is open for trading) prior to the date on which this representation is made.

(I)           Litigation.  There is no action, suit, inquiry, notice of violation, Proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and, to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any material liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(J)           Labor Relations.  None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company, neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company that could reasonably be expected to result in a Material Adverse Effect.

(K)          Compliance.  Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including, without limitation, all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not reasonably be expected to have a Material Adverse Effect.

(L)           Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(M)         Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title to all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and building by the Company and the Subsidiaries.

(N)          Patents and Trademarks.  Except as set forth in the SEC Reports, to its knowledge the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other similar intellectual property rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could reasonably be expected to have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Neither the Company nor any Subsidiary has received a notice (written or otherwise) from a third party that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of such third party.  The Company also has no  knowledge of  existing infringement by another Person of any of the Intellectual Property Rights of the Company or its Subsidiaries.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy and confidentiality of their confidential information, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(O)          Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate subscription amount under the Transaction Documents.  To the knowledge of the Company, such insurance contracts and policies are accurate and complete.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(P)           Transactions with Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers, directors or, to the knowledge of the Company, employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

(Q)          Sarbanes-Oxley.  The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 that are applicable to it as of the date hereof and the Closing Date.

(R)          Certain Fees.  Except as otherwise provided in this Agreement, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.  The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this section that may be due in connection with the transactions contemplated by the Transaction Documents.

(S)           Trading Market Rules.  The issuance and sale of the  Shares and Warrants hereunder does not contravene the rules and regulations of the Trading Market.

(T)          Investment Company.  The Company is not, is not an Affiliate of and, immediately after receipt of payment for the  Shares and Warrants, will not be, or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(U)          Registration Rights.  No Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company as a result of the transactions contemplated by this Agreement.

(V)          Listing and Maintenance Requirements.  The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or that to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.  The Company has not, in the twelve (12) months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.  The Company is in compliance with all such listing and maintenance requirements.  The issuance and listing of the Shares on the NYSE Amex requires no further approval of the Company’s shareholders.

(W)        Application of Takeover Protections.  The Company and the Board of Directors will take all action the Board of Directors determines appropriate, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that could reasonably be expected to become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the  Shares and Warrants and the Purchasers’ ownership of the  Shares and Warrants.

(X)          Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency that has been asserted or threatened against the Company or any Subsidiary.

(Y)          Foreign Corrupt Practices.  Neither the Company nor, to the knowledge of the Company, any agent or other person acting on behalf of the Company has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) that is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(Z)          Accountants.  The Company’s independent registered public accounting firm is identified on Schedule 3(Z) of the Disclosure Schedule and such firm is a registered public accounting firm as required by the Securities Act.

(AA)      Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities (other than for the placement agent’s placement of the Securities) or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(BB)       FINRA Affiliations.  There are no affiliations with any FINRA member firm among the Company’s officers, directors or, to the Company’s knowledge, any five percent (5%) or greater stockholder of the Company, except as set forth in the Base Prospectus.

SECTION 4.         INDEMNIFICATION.  The Company agrees to the indemnification and other agreements set forth in the Indemnification Provisions (the “Indemnification”) attached hereto as Addendum A, the provisions of which are incorporated herein by reference and shall survive the termination or expiration of this Agreement.

SECTION 5.        ENGAGEMENT TERM.  Roth’s engagement hereunder will be for the period of forty-five (45) days.  Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification, contribution and the Company’s obligations to pay fees actually earned and reimburse actual expenses incurred and payable contained herein and the Company’s obligations contained in the Indemnification Provisions will survive any expiration or termination of this Agreement.  Roth agrees not to use any confidential information concerning the Company provided to them by the Company for any purposes other than those contemplated under this Agreement.

SECTION 6.          ROTH INFORMATION.  The Company agrees that any information or advice rendered by Roth in connection with this engagement is for the confidential use of the Company only in their evaluation of the Placement and that, except as otherwise required by law, the Company will not disclose or otherwise refer to such advice or information in any manner without Roth’s prior written consent. Notwithstanding the foregoing, to the extent required, the Company may file this Agreement and any Transaction Document with the Commission in any filing made by the Company pursuant to the Securities Act, the Exchange Act or the rules and regulations thereunder, and may refer to Roth’s engagement hereunder and the terms of this Agreement in any such filing (including any exhibit thereto).

SECTION 7.          NO FIDUCIARY RELATIONSHIP.  This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the Indemnification Provisions hereof.  The Company acknowledges and agrees that Roth is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of Roth hereunder, all of which duties and liabilities are hereby expressly waived.

SECTION 8.         CLOSING.  The obligations of the Placement Agent, and the closing of the sale of the  Shares and Warrants hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part of the Company and its Subsidiaries contained herein, to the accuracy of the statements of the Company and its Subsidiaries made in any certificates pursuant to the provisions hereof, to the performance by the Company and its Subsidiaries of their obligations hereunder, and to each of the following additional terms and conditions:

(A)         No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement, the Base Prospectus or the Prospectus Supplement or otherwise) shall have been complied with to the reasonable satisfaction of the Placement Agent.

(B)          The Placement Agent shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement, the Base Prospectus or the Prospectus Supplement or any amendment or supplement thereto contains an untrue statement of a fact which is material or omits to state any fact which is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(C)          All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Securities, the Registration Statement, the Base Prospectus and the Prospectus Supplement and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Placement Agent, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(D)          The Placement Agent shall have received from outside counsel to the Company such counsel’s written opinion, addressed to the Placement Agent and the Purchasers dated as of the Closing Date, in form and substance reasonably satisfactory to the Placement Agent and a customary “negative assurances” statement from such counsel.

(E)           (i) Neither the Company nor any of its Subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Base Prospectus, any loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Base Prospectus, and (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries, otherwise than as set forth in or contemplated by the Base Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Placement Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the  Shares and Warrants on the terms and in the manner contemplated by the Base Prospectus, the Time of Sale Prospectus and the Prospectus Supplement.

(F)           The Common Stock is registered under the Exchange Act, and, as of the Closing Date, the Shares shall be listed and admitted and authorized for trading on the NYSE Amex, and satisfactory evidence of such actions shall have been provided to the Placement Agent.  The Company shall have taken no action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or delist or suspend, or likely to have the effect of delisting or suspending, from trading the Common Stock from the NYSE Amex, nor has the Company received any information suggesting that the Commission or the NYSE Amex is contemplating terminating such registration or listing.

(G)           Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the Nasdaq National Market or the NYSE Amex or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum or maximum prices or maximum ranges for prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities in which it is not currently engaged or the subject of an act of terrorism, there shall have been an escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred any other calamity or crisis or any change in general economic, political or financial conditions in the United States or elsewhere, if the effect of any such event in clause (iii) or (iv) makes it, in the reasonable judgment of the Placement Agent, impracticable or inadvisable to proceed with the sale or delivery of the  Shares and Warrants on the terms and in the manner contemplated by the Base Prospectus, the Time of Sale Prospectus and the Prospectus Supplement.

(H)          No action shall have been taken, and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body, that would, as of the Closing Date, prevent the issuance or sale of the  Shares and Warrants or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date that would prevent the issuance or sale of the  Shares and Warrants or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(I)           The Company shall have prepared and filed with the Commission a Current Report on Form 8-K with respect to the Placement, including as an exhibit thereto this Agreement.

(J)           The Company shall have entered into subscription agreements with each of the Purchasers and such agreements shall be in full force and effect and shall contain representations and warranties of the Company as agreed between the Company and the Purchasers.

(K)          FINRA shall have raised no objection to the fairness and reasonableness of the terms and arrangements of this Agreement.  In addition, the Company shall, if requested by the Placement Agent, make or authorize Placement Agent’s counsel to make, on the Company’s behalf, an Issuer Filing with FINRA pursuant to FINRA Rule 5110 with respect to the Registration Statement and pay all filing fees required in connection therewith.

(L)           Prior to the Closing Date, the Company shall have furnished to the Placement Agent such further information, certificates and documents as the Placement Agent may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agent.

SECTION 9.         GOVERNING LAW.  This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State.  This Agreement may not be assigned by either party without the prior written consent of the other party.  This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.  Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived.  Any dispute arising under this Agreement may be brought into the courts of the State of New York or into the Federal Court located in New York, New York, and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of aforesaid courts.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

SECTION 10.       ENTIRE AGREEMENT/MISC.  This Agreement (including the attached Indemnification Provisions) embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof.  If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect.  This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both Roth and the Company.  The representations, warranties, agreements and covenants contained herein shall survive the closing of the Placement and delivery and/or exercise of the  Shares and Warrants, as applicable.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ..pdf signature page were an original thereof.

SECTION 11.        NOTICES.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number on the signature pages attached hereto on a day that is not a business day or later than 6:30 p.m. (New York City time) on any business day, (c) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages hereto.

Please confirm that the foregoing correctly sets forth our agreement by signing and returning to Roth the enclosed copy of this Agreement.

Very truly yours,

PHARMATHENE, INC.

By:	/s/ Charles A. Reinhart III
Name: Charles A. Reinhart III
Title: Sr. Vice President & CFO

Address for notice:
One Park Place
Suite 450
Annapolis, MD 21401
Fax (410) 269-2601
Attention: General Counsel

With a copy to:
Sonnenschein Nath & Rosenthal LLP
1221 Avenue of the Americas
New York, NY 10020
Fax (212) 768-6800
Attention: Jeffrey A. Baumel

Accepted and Agreed to as of
the date first written above:

ROTH CAPITAL PARTNERS, LLC

By:	/s/ Michael Margolis, R. Ph.
Name: Michael Margolis, R. Ph.
Title: Managing Director

Address for notice:
Roth Capital Partners, LLC
24 Corporate Plaza
Newport Beach, CA 92660
Fax: 949-720-7227
Attention: Aaron Gurewitz

with a copy to:

Lowenstein Sandler PC
1251 Avenue of the Americas
New York, New York 10020
Fax: 973-597-2400
Attention: John D. Hogoboom

ADDENDUM A

INDEMNIFICATION PROVISIONS

In connection with the engagement of Roth Capital Partners, LLC (“Roth”), by PharmAthene, Inc. (the “Company”), pursuant to a letter agreement dated July 20, 2010, between the Company and Roth, as it may be amended from time to time in writing (the “Agreement”), the Company hereby agrees as follows:

1.
To the extent permitted by law, the Company will indemnify Roth and its affiliates, stockholders, directors, officers, employees and controlling persons (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended) (each an “indemnified party”) against all losses, claims, damages, expenses and liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of its activities hereunder or pursuant to the Agreement, except to the extent that any losses, claims, damages, expenses or liabilities (or actions in respect thereof) are found in a final judgment (not subject to appeal) by a court of law to have resulted primarily and directly from Roth’s willful misconduct or gross negligence in performing the services described herein.

2.
Promptly after receipt by an indemnified party of notice of any claim or the commencement of any action or proceeding with respect to which the Indemnified party is entitled to indemnity hereunder, the indemnified party will notify the Company in writing of such claim or of the commencement of such action or proceeding, and the Company will assume the defense of such action or proceeding and will employ counsel reasonably satisfactory to the indemnified party and will pay the fees and expenses of such counsel.  Notwithstanding the preceding sentence, the indemnified party will be entitled to employ counsel separate from counsel for the Company and from any other party in such action if counsel for the indemnified party reasonably determines that it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and such indemnified party.  In such event, the reasonable fees and disbursements of no more than one such separate counsel will be paid by the Company.  The Company will have the exclusive right to settle the claim or proceeding; provided that the Company will not settle any such claim, action or proceeding without the prior written consent of the indemnified party, which consent will not be unreasonably withheld.

3.
The Company agrees to notify Roth promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to a transaction contemplated by the Agreement.

4.
If for any reason the foregoing indemnity is unavailable to an indemnified party or insufficient to hold the indemnified party harmless, then the Company shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Company, on the one hand, and the indemnified party, on the other, but also the relative fault of the Company, on the one hand, and the indemnified party, on the other, that resulted in such losses, claims, damages or liabilities, as well as any relevant equitable considerations.  The amounts paid or payable by a party in respect of losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees and expenses incurred in defending any litigation, proceeding or other action or claim.  Notwithstanding the provisions hereof, Roth’s share of the liability hereunder shall not be in excess of the amount of fees actually received, or to be received, by Roth under the Agreement (excluding any amounts received as reimbursement of expenses incurred by Roth).

5.
These Indemnification Provisions shall remain in full force and effect whether or not the transaction contemplated by the Agreement is completed, shall survive the termination of the Agreement and shall be in addition to any liability that the Company might otherwise have to any indemnified party under the Agreement or otherwise.

PHARMATHENE, INC.

By:	/s/ Charles A. Reinhart III
Name: Charles A. Reinhart III
Title: Sr. Vice President & CFO

Accepted and Agreed to as of
the date first written above:

ROTH CAPITAL PARTNERS, LLC

By:	/s/ Michael Margolis, R. Ph.
Name: Michael Margolis, R. Ph.
Title: Managing Director

Exhibit A

Form of Securities Purchase Agreement

Exhibit B

Pricing Information

Number of Shares to be Sold:  2,785,714

Number of Warrants to be Sold: 1,323,214

Offering Price:  $1.40

Exercise Price of Warrants: $1.63

Aggregate Placement Agency Fee:  $273,0001

1 Before payment by the Company of a financial advisory fee in the amount of $20,475 to Noble Financial Group, Inc.

Exhibit C

Form of Warrant